INVESCO VAN KAMPEN U.S. MORTGAGE FUND                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        26

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $10,958

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $259
          Class C               $147
          Class Y               $416
          Institutional Class   $ --

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
        1 Dividends from net investment income
          Class A               0.2100
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               0.1614
          Class C               0.1614
          Class Y               0.2256
          Institutional Class   0.0378

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               50,228

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B               1,406
          Class C                 846
          Class Y                  99
          Institutional Class    1,608

74V.    1 Net asset value per share (to nearest cent)
          Class A               $13.11

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $13.03
          Class C               $13.02
          Class Y               $13.11
          Institutional Class   $13.16